UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 1400 New York, NY 10017	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-9226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	APLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 2.02. Results of Operations and Financial Condition.

On January 26, 2022, Applied Therapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Prospectus Supplement (defined below) in connection with the ATM Program (defined below), which disclosed that as of December 31, 2021, the Company had approximately $81 million of cash, cash equivalents and marketable securities. This preliminary financial information is based upon the Company’s current estimates and is subject to completion of financial and operating closing procedures for the year ended December 31, 2021, and therefore subject to change.

The information provided in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On January 26, 2022, the Company entered into an equity distribution agreement (the “Equity Distribution Agreement” and such transactions contemplated thereby, the “ATM Program”) with Cowen and Company, LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) having an aggregate offering price of up to $100.0 million through the Sales Agent, acting as agent and/or principal.

Pursuant to the Equity Distribution Agreement, the Shares may be offered and sold through the Sales Agent in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions or through a combination of any such methods of sale. Under the terms of the Equity Distribution Agreement, the Company may also sell the Shares directly to the Sales Agent, acting as principal, at prices agreed upon at the time of sale. Under the Equity Distribution Agreement, the Sales Agent will be entitled to compensation of up to 3% of the gross offering proceeds of all Shares sold through it pursuant to the Equity Distribution Agreement. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement and may at any time and from time to time suspend the offering of the Shares under the Equity Distribution Agreement.

The Equity Distribution Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including civil liabilities under the Securities Act. From time to time, in the ordinary course of business, the Sales Agent and its affiliates have provided, and in the future may provide, various financial advisory and investment banking services to the Company, for which they have received or will receive customary fees and reimbursement of expenses.

Any sales of Shares under the Equity Distribution Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3, as amended by pre-effective amendment no. 1 (File No. 333-238948), including the related prospectus, filed with the SEC on June 5, 2020 and declared effective on June 15, 2020, as supplemented by the prospectus supplement, dated January 26, 2022 (the “Prospectus Supplement”), and any applicable additional prospectus supplements related to the ATM Program that form a part of the Registration Statement.

The Equity Distribution Agreement and related ATM Program replaces the Company's prior equity distribution agreement dated as of June 12, 2020 (the “Prior Agreement”).

The foregoing description of certain provisions of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated January 26, 2022, by and between the Company and Cowen and Company, LLC.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Shares.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: January 26, 2022	By:	/s/ Charles Silberstein
	Name:	Charles Silberstein, M.D.
	Title:	Chief Financial Officer